SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

OrthoLogic Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On August 5, 2004, OrthoLogic Corp. consummated its previously announced purchase of substantially all of the assets of Chrysalis Biotechnology, Inc. pursuant to an Asset Purchase Agreement and Plan of Reorganization dated as of April 28, 2004, as amended on June 1, 2004, and August 5, 2004 (the “Definitive Agreement”). In accordance with the terms of the Definitive Agreement, which was negotiated in an arm’s length transaction, OrthoLogic paid Chrysalis $2.5 million in cash and issued 3,462,124 shares of OrthoLogic common stock, valued at $25.0 million, for substantially all of Chrysalis’ assets, including its key intellectual property asset, an exclusive worldwide license to develop, manufacture and market Chrysalin-based products for all indications. Prior to the transaction, OrthoLogic held an exclusive sublicense from Chrysalis for all orthopedic indications. In addition to the consideration paid at closing, OrthoLogic will issue the number of shares equal to an additional $7.0 million in OrthoLogic common stock to Chrysalis upon the occurrence within five years from the August 5, 2004 closing date of certain future trigger events, including the acceptance for filing by the U.S. Food and Drug Administration (FDA) of a New Drug Application (NDA) for a Chrysalin-based product or the sale of OrthoLogic or a similar corporate transaction resulting in a change of control.

     Chrysalis has adopted a plan of liquidation and OrthoLogic, which owns approximately 6.7% of Chrysalis’ outstanding stock, will be entitled to receive its pro rata share of all liquidating distributions.

     The foregoing description of the transaction is qualified in its entirety by the complete text of the Asset Purchase Agreement and Plan of Reorganization and Amendment Nos. 1 and 2 to the Asset Purchase Agreement and Plan of Reorganization incorporated by reference herein.

     A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of the business acquired.

The financial statements of Chrysalis Biotechnology are incorporated by reference to pages F-1 through F-15 from the Registration Statement No. 333-116153 filed on July 27, 2004 on Form S-4/A, as amended.

(b)	Pro forma financial information.

The unaudited pro forma financial statements of OrthoLogic are incorporated by reference to pages F-16 through F-22 from the Registration Statement No. 333-116153 filed on July 27, 2004 on Form S-4/A, as amended.

(c)	Exhibits

Exhibit No.	Description	Filed Herewith
2.1	Amendment No. 2 to the Asset Purchase Agreement and Plan of Reorganization between OrthoLogic Corp. and Chrysalis Biotechnology, Inc., dated August 5, 2004**	X
99.1	Press Release dated August 6, 2004 announcing closing of purchase of assets of Chrysalis Biotechnology, Inc.	X

**OrthoLogic Corp. agrees to furnish supplementally a copy of any schedule to the Asset Purchase Agreement and Plan of Reorganization dated as of April 28, 2004 and to Amendment Nos. 1 and 2 omitted from this filing to the Securities and Exchange Commission upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2004	OrthoLogic Corp.
/s/ Thomas R. Trotter
Thomas R. Trotter
Chief Executive Officer